UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

The 2023 ETF Series Trust
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Transamerica Bond Active ETF Transamerica Large Value Active ETF	NYSE Arca, Inc. NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-272579

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Post-Effective Amendment No. 19 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-272579 and 811-23883), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-25-020022) on December 10, 2025, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares also is hereby incorporated herein by reference.

The Trust currently consists of 13 registered series. The series to which this filing relates and their IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Transamerica Bond Active ETF Transamerica Large Value Active ETF	39-4836012 39-4845053

Item 2. Exhibits

A.	Registrant’s Certificate of Trust, dated January 23, 2023, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-272579 and 811-23883), as filed with the SEC via EDGAR Accession No. 0001398344-23-011924 on June 09, 2023.

B.	Registrant’s Amended and Restated Declaration of Trust, dated as of September 14, 2023, is incorporated herein by reference to Exhibit (a)(3) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-272579 and 811-23883), as filed with the SEC via EDGAR Accession No. 0001398344-23-018260 on September 22, 2023.

C.	Registrant’s Amended and Restated Bylaws, dated August 15, 2023, are incorporated herein by reference to Exhibit (b)(2) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-272579 and 811-23883), as filed with the SEC via EDGAR Accession No. 0001398344-23-015384 on August 21, 2023..

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

The 2023 ETF Series Trust

December 11, 2025

By:	/s/ Eric W. Falkeis
Name:	Eric W. Falkeis
Title:	Principal Executive Officer